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                                                                      EXHIBIT 14


                          DESCRIPTION OF CAPITAL STOCK

     Upon approval of the Proposals, the rights of stockholders of New Patriot REIT and New Patriot Operating Company will be governed by the Restated Charters and the Restated Bylaws. The following discussion summarizes certain of the key terms of the Restated Charter and the Restated Bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Charters and the Restated Bylaws, which are attached to this Joint Proxy Statement/Prospectus as Annexes B and D and Annexes C and E, respectively, and the relevant provisions of the DGCL. Stockholders of Patriot, Cal Jockey and Bay Meadows should carefully read the Restated Charters and the Restated Bylaws.

     Cal Jockey currently has the authority to issue 10,000,000 shares of Cal Jockey Common Stock and 3,000,000 shares of Cal Jockey Preferred Stock under the Cal Jockey Charter. Bay Meadows currently has the authority to issue 10,000,000 shares of Bay Meadows Common Stock and 3,000,000 shares of Bay Meadows Preferred Stock under the Bay Meadows Charter. Patriot currently has the authority to issue 200,000,000 shares of Patriot Common Stock and 20,000,000 shares of preferred stock, no par value. Under the Restated Charters, each of New Patriot REIT and New Patriot Operating Company will have the authority to issue 650,000,000 shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, respectively, 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"). No shares of Preferred Stock or Excess Stock will be outstanding immediately following the consummation of the Merger.


COMMON STOCK

     The holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be entitled to one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law, by the Restated Charters with respect to Excess Stock or provided in any resolution adopted by the Board of Directors of either New Patriot REIT or New Patriot Operating Company with respect to any series of Preferred Stock, the holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock exclusively possess all voting power. The Restated Charters do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock and the rights of holders of Excess Stock, the holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock are entitled to such dividends as may be declared from time to time by the Boards of Directors of New Patriot REIT and New Patriot Operating Company from funds available for such purpose, and upon liquidation will be entitled to receive pro rata all assets of New Patriot REIT and New Patriot Operating Company available for distribution to such holders. All paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued pursuant to the Merger will be fully paid and nonassessable, and the holders thereof will not have preemptive rights.

PREFERRED STOCK

     The Board of Directors of each of New Patriot REIT and New Patriot Operating Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such

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series and the qualifications, limitations or restrictions thereof.  Because the
Board of Directors of each of New Patriot REIT and New Patriot Operating Company has the power to establish the preferences and rights of each class or series of Preferred Stock, each Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of New Patriot REIT Common Stock or New Patriot Operating Company Common Stock, respectively. The issuance of shares of Preferred Stock could have the effect of delaying or preventing a change in control of New Patriot REIT and New Patriot Operating Company.

EXCESS STOCK

     Upon the violation of certain transfer restrictions contained in the Restated Charters, shares of any class or series of Equity Stock of New Patriot REIT and New Patriot Operating Company will automatically be converted into an equal number of shares of Excess Stock of New Patriot REIT or New Patriot Operating Company, as the case may be, and transferred to a trust (a "Trust"). Such shares of Excess Stock held in trust shall remain outstanding shares of stock of New Patriot REIT and New Patriot Operating Company and shall be held by the trustee of the Trust (the "Trustee") for the benefit of a charitable beneficiary (a "Beneficiary"). The Trustee and the Beneficiary shall be designated pursuant to the terms of the Pairing Agreement. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to timing and amount) as may be declared by the Board of Directors of New Patriot REIT or New Patriot Operating Company, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee of the Trust, as record holder of the shares of the Excess Stock, shall be entitled to receive all dividends and distributions and shall hold such dividends and distributions in trust for the benefit of the Beneficiary of the Trust. Upon the sale of the shares of Excess Stock to either a permitted transferee under the Restated Charters (the "Permitted Transferee") or to New Patriot REIT and New Patriot Operating Company, such shares of Excess Stock will be automatically converted into an equal number of shares of Equity Stock of the same class or series from which such Excess Stock was converted.


THE PAIRING AGREEMENT

     Under the Pairing Agreement, shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall not be transferrable or transferred on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company. Neither New Patriot REIT nor New Patriot Operating Company may issue shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. Each certificate issued for paired shares of New Patriot REIT or New Patriot Operating Company must be issued "back-to-back" with a certificate evidencing the same number of shares of the other company. The certificates must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the Pairing Agreement.

     In addition, neither New Patriot REIT nor New Patriot Operating Company

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may declare a stock dividend, issue any rights or warrants or otherwise reclassify shares unless the other company simultaneously takes the same or equivalent action.


CERTAIN PROVISIONS OF THE RESTATED CHARTERS AND RESTATED BYLAWS

Restrictions on Ownership and Transfer

     For New Patriot REIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of New Patriot REIT's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and New Patriot REIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. In addition, New Patriot REIT must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of New Patriot REIT's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Patriot Partnership and its subsidiary partnerships from the Lessees will not qualify as rents from real property if New Patriot REIT owns, actually or constructively, 10% or more of the ownership interests in any Lessee within the meaning of Section 856(d)(2)(B) of the Code, the result of which would be the loss of REIT status for New Patriot REIT. See "Certain Federal Income Tax Considerations-REIT Qualification."

     The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own (as those terms are defined below) in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. Any transfer of Equity Stock of New Patriot REIT or New Patriot Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of New Patriot REIT or New Patriot Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of New Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in New Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause New Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of New Patriot REIT or a subsidiary of New Patriot REIT within the meaning of section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock. For purposes of the Restated Charters, "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. For purposes of computing the percentage of shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of New Patriot REIT or New Patriot Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Also for purposes of the Restated Charters, "Constructive Ownership" means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of

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the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive
Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing transfer restrictions, that number of shares that violate the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary, effective on the Trading Day (as hereinafter defined) prior to the date of the purported transfer of such shares, and the record holder of the shares of Equity Stock that are converted into shares of Excess Stock (a "Prohibited Owner") shall submit such number of shares of Equity Stock to New Patriot REIT or New Patriot Operating Company, as the case may be, for registration in the name of the Trustee. In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of either of New Patriot REIT or New Patriot Operating Company, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock.

     Shares of Equity Stock that are converted into shares of Excess Stock and transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary. Shares of Excess Stock will remain issued and outstanding shares of stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of New Patriot REIT or New Patriot Operating Company, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. New Patriot REIT and New Patriot Operating Company shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock beneficially owned or constructively owned by the person who, but for the restrictions on transfer, would constructively own or beneficially own the shares of Excess Stock and, as soon as reasonably practicable following receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

     In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, New Patriot REIT or New Patriot Operating Company, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of New Patriot REIT or New Patriot Operating Company, as the case may be, that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price paid per share

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multiplied by the most recent Valuation Percentage (as hereinafter defined))
and, in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price (as hereinafter defined) on the date of such non-transfer event or transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

     Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote taken by a Prohibited Owner prior to the discovery by New Patriot REIT or New Patriot Operating Company, as the case may be, that the shares of Equity Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio.

     The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, fail to exercise its or their option with respect to such shares as described below; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of Excess Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and
(ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of New Patriot REIT or New Patriot Operating Company, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of New Patriot REIT or New Patriot Operating Company, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall
(i) cause to be recorded on the stock transfer books of New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner. If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Ownership Limit, such transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to

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the date of the transfer to the purported Permitted Transferee and the provisions of the Restated Charters regarding compensation to a Prohibited Owner shall apply to such shares with respect to any future transfer of such shares by the Trust.

     A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

     Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or non-transfer event, the Market Price at the time of such devise, gift or non-transfer event) or (ii) the Market Price on the date either company or both companies, in the case of paired shares, accept such offer. Either company or both companies, in the case of paired shares, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer event or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of paired shares, determine in good faith that a transfer or non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of paired shares, do not receive a notice of such transfer or non-transfer event. In the case of shares of Excess Stock that are paired, neither New Patriot REIT nor New Patriot Operating Company shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding paired shares of its Excess Stock.

     "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under the Pairing

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Agreement over the value of a paired share most recently determined under the
Pairing Agreement (the "Valuation Percentage"). "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on New Patriot REIT's status as a REIT.

     Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine New Patriot REIT's status as a REIT and to ensure compliance with the Ownership Limit. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company shall, within 30 days after January 1 of each year, provide to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

     All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Board of Directors of New Patriot REIT determines that it is no longer in the best interests of New Patriot REIT to attempt to qualify, or to continue to qualify, as a REIT.

     The restrictions on transfer contained in the Restated Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Equity Stock might receive a premium from their shares of Equity Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

     Number of Directors; Removal; Filling Vacancies

     The Restated Charters and the Restated Bylaws provide that the number of directors of each of New Patriot REIT and New Patriot Operating Company shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the terms of the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

     The Restated Charters and the Restated Bylaws each provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of

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duty, (iv) commission of any action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to New Patriot REIT or New Patriot Operating Company, as the case may be. Any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is duly elected and qualified or, if earlier, such director's earlier resignation or removal.

     The staggered board provision prevents stockholders of New Patriot REIT and New Patriot Operating Company from voting on the election of all directors at each annual meeting. The existence of a staggered board, the fact that directors may only be removed for cause and the fact that vacancies in the Board of Directors shall be filled solely by the remaining directors may have the effect of delaying or deferring a change in control of New Patriot REIT and New Patriot Operating Company or the removal of incumbent management.

     Special Meetings of Stockholders

     The Restated Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors. Accordingly, stockholders of New Patriot REIT and New Patriot Operating Company will have no ability to call a special meeting of stockholders.

     Limitation of Liability and Indemnification

     The Restated Charters, in conjunction with the DGCL, eliminate a director's personal liability to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of New Patriot REIT and New Patriot Operating Company.

     Amendment of Restated Charters and Restated Bylaws

     The Restated Charters provide that, with the exception of certain provisions concerning business

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combinations with interested stockholders which require the approval of a greater proportion, the Restated Charter may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment.

     The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

     Business Combinations

     The DGCL requires that a merger, consolidation or any sale, lease or exchange of all or substantially all of a corporation's property and assets (collectively, "business combinations") be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The Restated Bylaws provide that any corporate action shall be approved at a stockholder meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter, except where a larger vote is required by law, the Restated Charters or the Restated Bylaws. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving New Patriot REIT or New Patriot Operating Company requires the approval of a majority of the outstanding shares of New Patriot REIT or New Patriot Operating Company, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person (as defined below) requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by stockholders other than the Related Person. However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be. For purposes of the Restated Charters, a "Related Person" is defined as any person or entity who beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 5% of the outstanding shares of capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 promulgated under the Exchange Act).

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     The business combination provisions of the DGCL, together with the Related
Person provision of the Restated Charters, may have the effect of deterring certain takeovers of New Patriot REIT and New Patriot Operating Company.

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